Exhibit 99.7

SOLOWIN HOLDINGS

1910-1912A, Tower 3, China Hong Kong City

33 Canton Road, Tsim Sha Tsui, Kowloon

Hong Kong

May 22, 2023

VIA EDGAR

Division of Corporation Finance

Office of Chief Accountant
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	Solowin Holdings (CIK Number: 0001959224) Registration Statement on Form F-1 (333-271525) Representations Made Pursuant to Instruction 2 to Item 8.A.4 of Form 20-F

To whom it may concern:

Solowin Holdings is an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”). In connection with the proposed initial public offering of the Company’s ordinary shares (the “Offering”), the Company hereby respectfully makes the representations to the Securities and Exchange Commission (the “Commission”) required by Instruction 2 to Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, a company may comply with only the 15-month requirement in Item 8.A.4 of Form 20-F if the company is able to make the representations specified by Instruction 2 to Item 8.A.4 of Form 20-F.

The Company’s filing of the registration statement on Form F-1 (the “Registration Statement”) on the date hereof contained audited financial statements for the years ended March 31, 2022 and 2021 and unaudited interim condensed consolidated financial statements as of September 30, 2022 and for each of the six months ended September 30, 2022 and 2021, prepared in accordance with accounting principles generally accepted in the United States of America.

In submitting the Registration Statement, the Company is complying with the 15-month requirement, rather than the 12-month requirement, with respect to the last year of audited financial statements. The Company is submitting this representation letter pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.” In addition, in International Reporting and Disclosure Issues in the Division of Corporation Finance, dated November 1, 2004 (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm), at Section III. B. c), staff of the Commission notes that: “the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

The Company hereby represents to the Commission that:

1.	the Company is not currently a public reporting company in any jurisdiction;
2.	the Company is not required by any jurisdiction outside of the United States to issue audited financial statements as of a date not older than 12 months at the time this document is submitted;
3.	compliance with the 12-month requirement in Item 8.A.4 of Form 20-F is impracticable and involves undue hardship for the Company;
4.	the Company does not anticipate that its audited financial statements for the fiscal year ended March 31, 2023 will be available until July 2023; and
5.	in no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Offering.

The Company is submitting this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

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If you have any questions regarding the foregoing, please contact the undersigned at (852)3428-3893 or Kevin Sun of Bevilacqua PLLC at (202) 869-0888 (ext. 101).

Very truly yours,

Solowin Holdings

By:	/s/ Shing Tak Tam
Name:	Shing Tak Tam
Title:	Chief Executive Officer

cc:	Kevin Sun, Esq., Bevilacqua PLLC